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                                                                     EXHIBIT 5


                            HINCKLEY, ALLEN & SNYDER
                               1500 Fleet Center
                             Providence, RI  02903



                                    March 2, 1998



Providence and Worcester Railroad Company
75 Hammond Street
Worcester, MA  01610

Re:  Registration Statement on Form S-1;
     Registration No.  333-46433

Gentlemen:

     In our capacity as counsel to Providence and Worcester Railroad Company, a Rhode Island corporation (the "Company"), we have been asked to render this opinion in connection with a Registration Statement on Form S-1, originally filed by the Company on February 17, 1998 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"), covering (i) up to 1,000,000 shares of Common Stock, par value of $.50 per share of the Company (the "Common Stock") being offered for the account of the Company (the "Company's Shares"), (ii) up to 25,000 shares of Common Stock being offered for the account of the selling shareholder (the "Shareholder's Shares"), and (iii) up to 153,750 additional shares of Common Stock being offered for the account of the principal shareholder (the "Principal Shareholder") solely to cover over-allotments, if any (the "Over-Allotment Shares"). Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Registration Statement.

     In connection with this opinion, we have examined the Company's Charter, as amended to date, the Amendment to the Company's Charter increasing the authorized Common Stock to 15,000,000 shares (the "Amendment") and the Company's Restated Charter (the "Restated Charter") incorporating the Amendment to be filed prior to the effectiveness of the Registration Statement, the By-Laws of the Company, as amended and restated, the Registration Statement, including exhibits thereto, corporate proceedings of the Company relating to issuance of the Shares, and such other instruments and documents as we have deemed relevant under the circumstances. In addition, we have examined and relied upon such other certificates, documents and materials and have made such other inquiries of fact or law as we have deemed necessary or appropriate in connection with this opinion.

     In making the aforesaid examination, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as originals or
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photostatic copies.  We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings regarding the issuance of the Shares taken by the Company to date, and that the filing of the Amendment and the Restated Charter, required to give effect to an increase in the authorized Common Stock prior to the Offering and which will not take place until immediately before the Offering, has occurred.

     Based upon and subject to the foregoing, we are of the opinion that:

     1. The Company's Shares have been duly and validly authorized and, when issued and delivered by the Company against payment therefor pursuant to the terms and conditions of the Underwriting Agreement filed as exhibit to the Registration Statement, will be duly and validly issued, fully paid and non-assessable shares of Common Stock.

     2. The Shareholder's Shares, and any Over-Allotment Shares which may be sold by the Principal Shareholder, have been duly and validly authorized and issued and are fully paid and non-assessable.

     We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. This opinion is rendered to you in connection with the Offering and, except as consented to in the preceding sentence, may not be relied upon or furnished to any other person in any context. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.


                                    Very truly yours,


                                    Hinckley, Allen & Snyder